AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1997

                                                            FILE NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      CORNERSTONE REALTY INCOME TRUST, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)


           Virginia                                 54-1589139
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                 306 East Main Street, Richmond, Virginia 23219
                                 (804) 643-1761
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)


                                 Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                                 (804) 643-1761
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                Leslie A. Grandis
                    McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                            Richmond, Virginia 23219

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================
 Title of each                               Proposed        Proposed
   class of                 Amount            maximum         maximum       Amount of
 securities to              to be         offering price    aggregate      registration
 be registered           registered        per unit (1)   offering price      fee
Common Shares, no
par value...........  2,700,000 shares    $ 11.00          $29,700,000      $9,000
========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

PROSPECTUS

                    CORNERSTONE REALTY INCOME TRUST, INC.
       DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN FOR COMMON SHARES

   The Dividend Reinvestment and Share Purchase Plan (the "Plan") of Cornerstone Realty Income Trust, Inc. (the "Company") provides holders of record of the Company's common shares, no par value (the "Shares"), with a convenient and economical way to acquire additional Shares without payment of any brokerage commission or service charge.

   The Plan provides that all or a portion of the cash dividends on Shares registered in the participants' names and on Shares held for them in the Plan are automatically reinvested in full and fractional Shares. Shareholders who have their Shares registered in "street name" or in the name of a broker, bank or other nominee may also participate in the Plan to the extent that their broker, bank or other nominee has procedures in place that will allow them to do so. Participants may also purchase additional Shares by making voluntary cash payments, which are invested quarterly. Voluntary cash payments may not be less than $50 nor more than $15,000 in any period between quarterly investment dates.

   Until such time as the Shares are traded, Shares will be purchased under the Plan at a price specified by the Company. For this purpose, "traded" means listed on a securities exchange or quoted on an electronic quotation system (such as NASDAQ) and actively and regularly traded thereon, in the judgment of the Company. At the date of this Prospectus, the Shares are not traded and the purchase price under the Plan has been set at $11.00 per Share. Once the Shares are traded, the price of Shares purchased with reinvested dividends will be 95%, and the price of Shares purchased with voluntary cash payments will be 97%, of the "Index Price." If the Shares are listed on the New York Stock Exchange, the "Index Price" will be the higher of (i) the average price of Shares, as published in "The Wall Street Journal" report of New York Stock Exchange--Composite Transactions, for the period of ten trading days ending on the day preceding the day of purchase (but not greater than 105% of clause (ii) hereof) and (ii) the average price of Shares on the New York Stock Exchange on the day preceding the day of purchase. If the Shares are listed on an exchange other than the New York Stock Exchange, the "Index Price" will be the higher of
(i) the average price of shares on such exchange for the period of ten trading days ending on the day preceding the day of purchase (but not greater than 105% of clause (ii) hereof) and (ii) the average price of Shares on the exchange on the day preceding the day of purchase. If the Shares are traded other than on a securities exchange, the "Index Price" will be the higher of (i) the average of the mean of the closing representative bid and asked prices for the Shares as reported by the market quotation reporting system of such market for the period of ten trading days ending on the day preceding the day of purchase (but not greater than 105% of clause (ii) hereof) and (ii) the average of the closing representative bid and asked prices therefor as reported by the market quotation reporting system of such market on the day preceding the day of purchase.

   A Shareholder of record may participate in the Plan by completing an Authorization Card and returning it to First Union National Bank of North Carolina, Two First Union Center, Charlotte, North Carolina, 28288-1154,
Attention: Shareholder Services Group, Dividend Reinvestment Area. A Shareholder whose Shares are held by a broker, bank or other nominee should consult with such nominee if the Shareholder desires to participate in the Plan. Shareholders who currently participate in the Company's "Additional Share Option" need take no further action to continue participation in the Plan. Shareholders who are participants in the Plan may terminate their participation at any time. Shareholders who are not participants in the Company's Additional Share Option or the Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

   This Prospectus relates to the authorized but unissued Shares registered for purchase under the Plan. It should be retained for future reference.

   This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                 The date of this Prospectus is January 3, 1997

                              TABLE OF CONTENTS

                                                    PAGE
                                                    -----

AVAILABLE INFORMATION...............................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....   1

THE COMPANY.........................................   2

THE PLAN............................................   2

 Purpose............................................   2

 Advantages.........................................   2

 Eligibility........................................   3

 Administration.....................................   3

 Participation......................................   4

 Costs..............................................   5

 Purchases and Voluntary Cash Payments..............   5

 Reports............................................   7

 Dividends..........................................   7

 Certificates for Shares............................   7

 Sales of Shares....................................   8

 Withdrawal from the Plan...........................   8

 Other Information..................................   9

USE OF PROCEEDS.....................................  11

DESCRIPTION OF COMMON SHARES........................  11

PLAN OF DISTRIBUTION................................  12

INDEMNIFICATION OF DIRECTORS AND OFFICERS ..........  12

EXPERTS.............................................  13

LEGAL MATTERS.......................................  13

AVAILABLE INFORMATION


   Cornerstone Realty Income Trust, Inc., with principal executive offices at 306 East Main Street, Richmond, Virginia 23219, telephone number (804) 643-1761, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York, 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

   The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules or exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the schedules and exhibits filed as a part thereof, which may be obtained from the Commission upon payment of the fees prescribed by the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (including Amendments No. 1 and No. 2 thereto on Form 10-K/A), the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, the Company's Current Reports on Form 8-K dated January 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A), April 30, 1996 (including Amendment No. 1 thereto on Form 8-K/A), June 26, 1996 (including Amendment No. 1 thereto on Form 8-K/A), and September 26, 1996 (including Amendment No. 1 thereto on Form 8-K/A), and the Company's Registration Statement on Form 8-A under the Exchange Act, each of which has been filed by the Company with the Commission, are incorporated herein by reference.

   All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION IN THIS PROSPECTUS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO CORNERSTONE REALTY INCOME TRUST, INC., 306 EAST MAIN STREET, RICHMOND, VIRGINIA 23219, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER (804) 643-1761).

THE COMPANY

   The Company is a Virginia corporation which has elected to be treated for federal income tax purposes, and intends to qualify on a continuing basis, as a real estate investment trust ("REIT") under the Internal Revenue Code (the "Code"). The Company is an owner and operator of residential apartment communities, and is self-administered and self-managed.

THE PLAN

   The Dividend Reinvestment and Share Purchase Plan for record holders of the Company's Shares is set forth, defined and explained in the following questions and answers.

   PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

   The purpose of the Plan is to provide Shareholders of record ("Participant" or "you") with a convenient and economical way of investing cash dividends in additional Shares and making voluntary cash investments in Shares, in each case without payment of any brokerage commission or service charge. Because such additional Shares will be purchased directly from the Company, the Company will receive additional funds to make real estate acquisitions, make improvements to Company properties, repay indebtedness, and use for working capital and other general corporate purposes.

   ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

   AUTOMATIC REINVESTMENT. Participants may have cash dividends on all or a portion of their Shares automatically reinvested in additional whole and fractional Shares. Dividends on such additional Shares will be reinvested automatically in additional Shares.

   VOLUNTARY CASH INVESTMENT IN SHARES. Participants may purchase additional Shares by making voluntary cash payments of not less than $50 nor more than $15,000 (per Participant or beneficial owner on whose behalf a Participant is acting) in any period between quarterly investment dates.

   DISCOUNT. Once Shares are traded, Shares are purchased through the Plan at a 5% discount with respect to dividend reinvestments and 3% with respect to voluntary cash payments from current market prices, which enables Participants to share the cost savings the Company expects to realize from the sale of Shares pursuant to the Plan.

   NO BROKERAGE FEES. There are no brokerage fees, commissions or service charges on Shares purchased through the Plan, either with reinvested dividends or with voluntary payments.

   STATEMENTS. Regular statements of account will be mailed to Participants after each investment to provide simplified record-keeping.

   In evaluating the potential advantages of the Plan, prospective Participants should also consider possible disadvantages of the Plan. A Participant must make an investment decision to participate in the Plan and thereby to purchase Shares prior to the date the purchase price is determined. See Question 13. A Participant may not terminate participation with respect to a given Investment Date after the dividend record date with respect to the reinvestment of dividends or after the 72 hour period preceding the

Investment Date with respect to voluntary cash payments. See Question 21. The market price of the Shares may fluctuate between the time an investment decision to participate in the Plan is made and the time at which Shares are purchased. In addition, no interest will be paid on voluntary cash payments received by the Administrator pending reinvestment under the Plan. Finally, Participants must be aware of the income tax consequences of participation in the Plan (summarized under Question 27), including the rule that a Participant will be treated for federal income tax purposes as having received on each dividend payment date a distribution equal to the fair market value of the Shares purchased plus any cash actually distributed.

   ELIGIBILITY

3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

   All Shareholders of record are eligible to participate in the Plan. If your Shares are registered in a name other than your own (e.g., in the name of a broker, bank or nominee) and you want to participate, you must either make appropriate arrangements for your broker, bank or nominee to become a Participant or you must become a Shareholder of record by having a part or all of your Shares transferred to your own name. To have Shares of which you are the beneficial owner re-registered in your name, you must make appropriate arrangements with your broker, bank or nominee.

   Beneficial owners participating through a nominee should consult with the nominee (e.g., the broker or bank) regarding how to participate and whether any fees will be charged to participate. The Company reserves the right to refuse to permit a nominee to participate in the Plan if the terms of such participation would in the Company's judgment result in excessive burden or cost to the Company. Any nominee participating in the Plan on behalf of beneficial owners must participate on behalf of such beneficial owners in compliance with all relevant provisions of the Plan.

   The Plan is intended for the benefit of Shareholders of the Company and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of Shares. In order to make voluntary cash investments, a Participant must remain a holder of record from the last day of the month prior to the Investment Date through the Investment Date. From time to time, financial intermediaries may seek to engage in positioning transactions in order to benefit from the discount from the market price of the Shares acquired under the Plan. Such transactions could cause fluctuations in the trading volume of the Shares. The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons in order to eliminate practices which are not consistent with the purpose of the Plan.

   In addition to the foregoing, the Company may refuse participation in the Plan to Shareholders residing in states where Shares offered pursuant to the Plan are neither registered under applicable securities laws or exempt from registration.

   ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR THE PARTICIPANTS?

   First Union National Bank of North Carolina ("Administrator"), which also serves as the Company's transfer agent, registrar and dividend disbursing agent, acts as Administrator for the Plan and the Participants. Beneficial owners who are not record owners will participate through their broker, bank or other
nominee,   and  such  broker,   bank  or  other   nominee  will  deal  with  the
Administrator.

   PARTICIPATION

5. HOW DOES A SHAREHOLDER PARTICIPATE IN THE PLAN?

   All Shareholders currently participating in the Company's "Additional Share Option" will be automatically enrolled in the Plan unless the Shareholder provides a written withdrawal request to the Adminstrator or, as applicable, his broker, bank or other nominee by January 13, 1997. Otherwise a Shareholder of record may join the Plan by completing an Authorization Card in the form included in this Prospectus and returning it to the Administrator. The address of the Administrator is:

                  First Union National Bank of North Carolina
                             Two First Union Center
                      Charlotte, North Carolina 28288-1154
                     Attention : Shareholder Services Group
                           Dividend Reinvestment Area
                            Telephone: 800-829-8432

   A Shareholder who is not a Shareholder of record and who owns Shares through a broker, bank or other nominee should contact the broker, bank or other nominee regarding how to participate. For any such beneficial owner to participate, the broker, bank or other nominee will have to become a "Participant" on behalf of the beneficial owners it represents by submitting an Authorization Card to the Administrator.

6. WHEN MAY A SHAREHOLDER JOIN THE PLAN?

   Shareholders may join the Plan at any time. If the Authorization Card is received by the Administrator on or before the record date for the payment of the next dividend, reinvestment will begin with that dividend. If the Authorization Card is received in the period between any dividend record date and payment date, that dividend will be paid in cash and the Shareholder's initial dividend reinvestment will begin with the next dividend.

   Voluntary cash payments may be made when joining the Plan.

7. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

   The Authorization Card provides for the purchase of additional Shares through the following investment options:

   1. Full Dividend Reinvestment directs the investment of all of your cash dividends on all of the Shares then or subsequently registered in your name, and also permits you to make voluntary cash payments for the purchase of additional Shares in accordance with the Plan.

   2. Partial Dividend Reinvestment directs the investment of the cash dividends on that number of Shares registered in your name which are designated in the appropriate space on the Authorization Card, and also permits you to make voluntary cash payments for the purchase of additional Shares in accordance with the Plan.

   You may select either of the above investment options. To initially elect to participate in the Plan, a Shareholder must direct the Administrator to reinvest dividends on at least one (1) Share held of record by the Shareholder. A Shareholder may not elect to make only voluntary cash payments under the Plan.

8. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

   As a Participant, you may change investment options or modify the number of Shares designated under the Partial Dividend Reinvestment option at any time by completing a new Authorization Card and returning it to the Administrator at the address set forth on the Authorization Card. Beneficial owners of Shares who are not Shareholders of record should consult with their broker, bank or other nominee regarding procedures for changing options under the Plan.

   COSTS

9. WHAT COSTS DO PARTICIPANTS PAY FOR THEIR PURCHASES OF SHARES UNDER THE PLAN?

   None. There are no brokerage fees on purchases. All costs of administration of the Plan are paid by the Company, except that Participants may incur certain costs in connection with their withdrawal from the Plan if they direct the Administrator to sell their Shares. In addition, beneficial owners of Shares participating through a broker, bank or nominee should consult their broker, bank or other nominee to determine if there is any charge for participating in that manner.

   PURCHASES AND VOLUNTARY CASH PAYMENTS

10. WHAT IS THE SOURCE OF THE SHARES PURCHASED UNDER THE PLAN?

   Shares purchased under the Plan come from the legally authorized but unissued Shares of the Company. Shares will not be purchased in the open market.

11. WHEN WILL DIVIDENDS AND VOLUNTARY CASH PAYMENTS BE INVESTED IN SHARES?

   The dates of investment of dividends ("Investment Dates") will be the dividend payment dates. If the exchange or market on which the Shares are principally traded is not open for trading on such date, the Investment Date will be the next day that such exchange or market is open for trading. Dividend payment dates normally occur on or around the 20th day of January, April, July and October of each year. In any month in which a cash dividend on Shares is paid, voluntary cash payments will also be invested as of the Investment Date.

12. HOW MANY SHARES WILL BE PURCHASED WITH A PARTICIPANT'S DIVIDENDS AND VOLUNTARY CASH PAYMENTS?

   The number of full and fractional Shares purchased with a Participant's dividends and voluntary cash payments will be determined by dividing the aggregate amount of dividends and voluntary cash payments, if any, by the applicable purchase price of Shares.

13. WHAT WILL BE THE PRICE FOR SHARES PURCHASED UNDER THE PLAN?

   Until such time as the Shares are traded, Shares will be purchased under the Plan at a price specified by the Company. For this purpose, "traded" means listed on a securities exchange or quoted on an electronic quotation system (such as NASDAQ) and actively and regularly traded thereon, in the judgment of the Company. At the date of this Prospectus, the Shares are not traded and the purchase price under the Plan has been set at $11.00 per Share. Once the Shares are traded, the price of Shares purchased with reinvested cash dividends will be 95%, and the price of Shares purchased with voluntary cash payments will be the 97%, of the "Index Price." If the Shares are listed on the New York Stock Exchange, the "Index Price" will be the higher of (i) the average of the daily closing sales prices for the Company's Common Shares (as published in "The Wall Street Journal" report of New York Stock Exchange--Composite Transactions) for the period of ten trading days preceding the applicable Investment Date (but not greater than 105% of clause (ii) hereof) (the "Pricing Period") and (ii) the average of the high and low sale prices of the Company's Shares on the New York Stock Exchange on the day preceding the Investment Date. If the Shares are listed on an exchange other than the New York Stock Exchange, the "Index Price" will be the higher of (i) the average of the daily closing sales prices of Shares on such exchange for the period of ten trading days ending on the day preceding the applicable Investment Date (but not greater than 105% of clause
(ii) hereof) and (ii) the average of the high and low sale prices of Shares on the exchange on the day preceding the Investment Date. If the Shares are traded other than on a securities exchange, the "Index Price" will be the higher of (i) the average of the mean of the closing representative bid and asked prices for the Shares as reported by the market quotation reporting system of such market for the period of ten trading days ending on the day preceding the Investment Date (but not greater than 105% of cause (ii) hereof) and (ii) the average of the closing representative bid and asked prices therefor as reported by the market quotation reporting system of such market on the day preceding the Investment Date.

   Investment of voluntary cash payments may be subject to the additional requirement that the investment price must exceed the Threshold Price if a Threshold Price has been established. The investment price may be higher for voluntary cash investments if a Threshold Price has been established. See Question 16.

   Subject to the foregoing parameters, the Index Price, the Threshold Price and the price for Shares to be purchased pursuant to the Plan will be calculated by the Company and provided in writing by the Company to the Administrator. Any determination of such prices made by the Company are binding on the Administrator and the Participants in the absence of bad faith.

14. HOW DOES A PARTICIPANT MAKE VOLUNTARY CASH PAYMENTS?

   Shareholders enrolling in the Plan may make an initial voluntary cash payment by mailing a check or money order with an executed Authorization Card to the Administrator. After an Authorization Card has been received by the Administrator, voluntary cash payments may be made by mailing a check or money order together with a properly executed copy of the form for such purpose which will accompany the account statement sent to Participants. All checks and money orders must be payable to "First Union National Bank of North Carolina." Do not send cash. Voluntary cash payments must be received not later than five business days before the Investment Date, and checks must clear prior to such Investment Date, for a voluntary cash payment to be invested on such Investment Date. Voluntary cash investments received fewer than five business days before an Investment Date will be held, without interest, until the next Investment Date, Any voluntary cash payments not yet invested will be refunded on written request received by the Administrator not later than 72 hours before the next Investment Date.

   As an alternative to mailing a check or money order with each voluntary cash payment, a Participant may make arrangements with the Administrator for automatic drafts or withdrawals from a Participant's checking, savings or other account. If a Participant provides the Administrator written notice of any change in such automatic draft or automatic withdrawal authorization at least ten days before any record date, such change will be given effect as of the next dividend payment date. If such notice is given to the Administrator after such ten-day period, the change will not be given effect until the second succeeding dividend payment date.

   Shares purchased with voluntary cash payments will be held by the Administrator and credited to your account under the Plan. Thereafter, dividends on such Shares will automatically be fully reinvested in additional Shares unless such Shares are withdrawn from the Plan by written notice to the Administrator which must be received before the applicable dividend record date.

   A Shareholder who is not a Shareholder of record and who owns Shares through a broker, bank or other nominee should contact the broker, bank or other nominee regarding how to make voluntary cash payments. The broker, bank or other nominee will submit voluntary cash payments to the Administrator on behalf of the beneficial owner.

15. ARE THERE ANY LIMITATIONS ON VOLUNTARY CASH PAYMENTS?

   Yes. A Participant, or a beneficial owner on whose behalf a Participant is acting, may make voluntary cash payments during the period between each quarterly Investment Date of not less than $50 nor more than $15,000 (the "Maximum Investment"). If a Participant, or a beneficial owner on whose behalf a Participant is acting, holds more than one Plan account or Shares under the same social security or tax identification number, voluntary cash payments from that Participant or beneficial owner will generally be aggregated and subject to the Maximum Investment. The Company will not consider or grant any request for waiver of the Maximum Investment. A Participant, or a beneficial owner on whose behalf a Participant is acting, may not use voluntary cash payments to purchase a number of Shares exceeding that number of Shares owned by the Participant or beneficial owner on the record date. The Company may, in its sole discretion, grant waivers of this limitation upon voluntary cash payments.

16. WHAT ARE THE THRESHOLD PRICE PROVISIONS?

   Prior to 5:00 p.m. on the last business day preceding each Pricing Period, the Company reserves the right to establish a minimum price for the investment of voluntary cash payments (the "Threshold Price") on the Investment Date, subject to the following provisions:

     The Threshold Price will be established in the Company's sole discretion after a review of current market conditions and other factors.

     A Participant may determine whether a Threshold Price has been established and its amount by telephoning the Administrator.

     If the average of the high and low sales prices (or the mean of the closing representative bid and asked prices) of the Company's Shares on the New York Stock Exchange or other exchange or market on a trading day during the Pricing Period (a "Daily Investment Price") is less than the Threshold Price, such Daily Investment Price will be EXCLUDED from the Pricing Period for the purpose of calculating the Index Price for voluntary cash payments.

     If the Threshold Price is greater than EACH Daily Investment Price during a Pricing Period for a particular Investment Date voluntary cash payments will not be reinvested and voluntary cash payments will be returned to the Participants as promptly as practicable following the Investment Date, without interest.

     If a Threshold Price is established the Investment Price for voluntary cash payments may be higher than the investment price for dividends reinvested in additional Shares.

   REPORTS

17. WHAT REPORTS WILL PARTICIPANTS RECEIVE?

   Following each purchase of Shares for a Participant under the Plan, the Administrator will mail to the Participant a statement of account showing the amounts invested, the number of Shares purchased, and the purchase price. These statements should be retained for income tax purposes. During the year Participants will receive copies of the same materials sent to all Company Shareholders, including the Company's quarterly and annual reports, proxy statements and other information concerning annual Shareholder meetings. In general, a Shareholder who is not a Shareholder of record and who owns Shares through a broker, bank or nominee will receive statements and information concerning the Plan only from the broker, bank or nominee, although the Company may also elect to send various Shareholder communications to underlying beneficial owners.

   In addition to the foregoing, the Company's Bylaws require that each Participant be provided at least annually with a description of all material information regarding distributions to Shareholders and the effect of reinvesting such distributions, including the tax consequences thereof.

   DIVIDENDS

18. WILL PARTICIPANTS BE PAID DIVIDENDS PAID ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. Dividends will be paid on all full and fractional Shares held in a Plan account. Dividends will automatically be reinvested in additional Shares and added to Participants' accounts.

   CERTIFICATES FOR SHARES

19. DO PARTICIPANTS RECEIVE CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN?

   No. All Shares of the Company, including full and fractional Shares issued under the Plan, will be issued in uncertificated or "book entry" form. This feature permits ownership of fractional Shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan.

   Also, as noted above in Question 3, the Administrator will hold Shares in the names of the registered holders. In the case of a Shareholder holding his or her shares in the name of a broker, bank or nominee, this means that the Administrator will hold the Shares in the name of such broker, bank or nominee unless the Shareholder elects to become a Shareholder of record by having a part or all of the Shares transferred to the Shareholder's own name.

   SALES OF SHARES

20. HOW MAY PARTICIPANTS SELL SHARES THROUGH THE PLAN?

   Participants may instruct the Administrator to sell some or all of their Shares held in the Plan by notifying the Administrator in writing or by using the form included with account statements. Beneficial owners holding their Shares through a broker, bank or other nominee should consult the broker, bank or other nominee regarding procedures for selling such Shares. Participants and beneficial owners should note that instructions to sell Shares will be acted on only when the Company's Shares have become traded (e.g., listed on a stock exchange).

   The Administrator will sell Shares through a registered broker dealer, which may be First Union Brokerage Services, which is an affiliate of the Administrator, as soon as practicable after receipt of a proper written request. Shares to be sold may be commingled with those of other Participants requesting sale of their Shares, and the proceeds to each Participant will be based on the average price for all Shares sold during the day of sale. Participants should understand that the price of the Shares may go down as well as up between the date a request to sell is received and the date the sale is executed. The Plan does not offer the ability for Participants to specify either the dates or the prices at which Shares are to be sold through the Administrator.

   If a request to sell Shares is received on or after the record date, and before the payment date, for a dividend, any cash dividend paid on such Shares will be reinvested. The request to sell Shares will then be processed as soon as practicable after the dividend is reinvested and the additional Shares are credited to the Participant's account.

   There is no charge for selling Shares through the Administrator except for the Participant's pro rata share of brokerage commissions.

   WITHDRAWAL FROM THE PLAN

21. WHEN AND HOW MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

   A Participant may withdraw from the Plan at any time by written request to First Union National Bank of North Carolina, Two First Union Center, Charlotte, North Carolina 28288-1154, Attention: Shareholder Services Group, Dividend Reinvestment Area. If the withdrawal request is received on or after the record date for determining the Shareholders entitled to receive the next dividend, that dividend will be reinvested in Shares for the Participant's account on the dividend payment date, and the request for withdrawal will be processed promptly thereafter. Any voluntary cash payments sent to the Administrator prior to a withdrawal request will also be invested in Shares on the next Investment Date unless the Participant requests in writing the return of the payments at least 72 hours before the Investment Date.

   Beneficial owners holding their Shares through a broker, bank or other nominee should consult the broker, bank or other nominee regarding procedures for withdrawal.

22. WHAT HAPPENS AFTER A PARTICIPANT WITHDRAWS FROM THE PLAN?

   When a Participant withdraws from the Plan, unless the Participant requests the Administrator to sell all its Shares in the Plan, the Participant will receive all dividends in cash unless and until the Participant rejoins the Plan.

   Upon withdrawal from the Plan, you may request the Administrator to sell all of your Shares in the Plan account. In that case, the sale will be made as promptly as possible after processing the withdrawal request, and the Administrator will pay you the proceeds of the sale, less any applicable brokerage commission or charge. If the withdrawal request is received on or after the record date for determining the Shareholders entitled to receive the next dividend, the processing of the withdrawal request, and hence the sale, will be delayed until after the dividend payment date.

23. WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

   Generally, a Shareholder of record may again become a Participant at any time.

   OTHER INFORMATION

24. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME OR ALL OF HIS OR HER SHARES IN THE PLAN?

   There is no effect on the Shares remaining in the Plan.

   If you dispose of all or a portion of your Shares, the Administrator will continue to reinvest dividends on Shares credited to your Plan account in additional Shares unless and until a written request to withdraw such Shares from your Plan account is received by the Administrator, and any voluntary cash payments will continue to be invested under the Plan in additional Shares.

   If you dispose of a portion of your Shares and you have directed the Administrator to reinvest dividends on some of your Shares (i.e., Partial Dividend Reinvestment), you should provide new written instructions to the Administrator on how to handle your account. If the Administrator does not receive new instructions, it may, in its discretion, pay cash dividends to you on all of your remaining Shares.

25. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

   Any stock dividends or split Shares distributed by the Company on Shares held in the Plan will be credited to your Plan account.

26. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDERS?

   You will receive a proxy to vote the number of Shares (including fractional shares) held in your Plan account. If no instructions are indicated on a properly signed and returned proxy card, your Shares in the Plan account will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, your Shares will not be voted. Shares held by you outside of the Plan may be voted by proxy or in person at the meeting.

27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

   Distributions by REITs are treated as dividends to the extent a REIT has earnings and profits for federal income tax purposes. To the extent that the amount distributed by a REIT exceeds the current and accumulated earnings and profits of the REIT, the distribution will first be treated as a return of capital to the Shareholder to the extent of basis, with any excess taxable as gain realized from the sale of shares.

   Amounts automatically reinvested in additional whole and fractional Shares are taxable to the Participant or beneficial owner notwithstanding that such amounts are reinvested in stock. A Participant or beneficial owner will be treated for federal income tax purposes as having received on each dividend payment date a taxable distribution equal to the fair market value on such dividend payment date of the Shares acquired thereby plus any cash actually distributed.

   A Participant or beneficial owner who purchases Shares at a discount with voluntary cash payments will be treated for federal income tax purposes as having received on each dividend payment date a taxable distribution equal to the excess of (a) the fair market value on such dividend payment date of the Shares purchased over (b) the voluntary cash payment.

   The initial tax basis of whole or fractional Shares acquired through dividend reinvestment or purchased at a discount through voluntary cash payments under the Plan will equal the fair market value on such dividend payment date of the Shares acquired or purchased. A Participant or beneficial owner will generally recognize capital gain or loss on the sale of the Shares equal to the difference between the amount realized and the Participant's or beneficial owner's tax basis in such Shares. The holding period for Shares credited to a Participant's or beneficial owner's Plan or nominee account pursuant to the dividend reinvestment aspect of the Plan will begin on the day following the date on which the Shares were purchased for the Participant's or beneficial owner's account. The holding period for Shares purchased by voluntary cash payments will begin on the day following the date of purchase.

   In the case of Shareholders of record whose dividends are subject to United States federal income tax withholding or backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

   The sales of Shares through the Plan will be reported to the Internal Revenue Service and to Participants on Form 1099B.


   THE FOREGOING DISCUSSION BRIEFLY SUMMARIZES THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES, UNDER CURRENT LAW, OF PARTICIPATION IN THE PLAN AND IS PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS ALL POTENTIALLY RELEVANT FEDERAL INCOME TAX MATTERS, INCLUDING CONSEQUENCES PECULIAR TO PERSONS SUBJECT TO SPECIAL PROVISIONS OF FEDERAL INCOME TAX LAW. THE ABOVE DISCUSSION IS BASED ON VARIOUS RULINGS OF THE INTERNAL REVENUE SERVICE REGARDING SEVERAL TYPES OF DIVIDEND REINVESTMENT PLANS. NO RULING, HOWEVER, HAS BEEN ISSUED OR REQUESTED REGARDING THE PLAN. PARTICIPANTS IN THE PLAN AND PARTICIPATING BENEFICIAL OWNERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO FEDERAL, STATE, LOCAL AND OTHER TAX LAWS APPLICABLE TO THEIR SPECIFIC SITUATIONS. IN ADDITION, THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN BY RETIREMENT PLANS DIFFER FROM THOSE OUTLINED HEREIN FOR INDIVIDUALS. SINCE THE LAWS AND REGULATIONS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF RETIREMENT PLAN PARTICIPATION ARE COMPLEX AND SUBJECT TO CHANGE, A RETIREMENT PLAN CONSIDERING SUCH PARTICIPATION SHOULD CONSULT WITH ITS OWN RETIREMENT PLAN TRUSTEES, CUSTODIANS OR TAX ADVISORS FOR SPECIFIC INFORMATION.

28. MAY THE PLAN BE CHANGED OR DISCONTINUED?

   While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be informed of any such suspension, termination or modification.

29. WHAT IS THE RESPONSIBILITY OF THE ADMINISTRATOR AND THE COMPANY UNDER THE PLAN?

   The Administrator receives the Participants' dividends and voluntary payments, invests such receipts in additional Shares, maintains records of each Participant's account, holds, or arranges for the holding, in a nominee name of all Shares purchased for Participants, and advises Participants as to all transactions in and the status of their accounts.

   Neither the Company nor the Administrator nor its nominees shall have any liability for any act done in good faith or for any good faith omission to act in connection with the Plan, including without limitation, any claim or liability arising out of failure to terminate a Participant's account upon his death prior to receipt of written notice of death, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

30. WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE COMPANY'S SHARES?

   Your investment in Shares held in a Plan account is no different than an investment in directly held Shares in this regard. You bear the risk of loss and the benefits of gain from market price changes for all of your Shares.

   Neither the Company nor the Administrator can guarantee that Shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

USE OF PROCEEDS

   The Company proposes to use the proceeds from the sale of Shares pursuant to the Plan, when and as received, to continue the Company's real estate acquisitions, to make improvements to Company properties, to repay indebtedness, and to use for working capital and other general corporate purposes. The Company has no basis for estimating precisely either the number of Shares that ultimately may be sold pursuant to the Plan, or the prices at which such Shares will be sold.

DESCRIPTION OF COMMON SHARES

   The summary of certain terms and provisions of the Shares contained in this Prospectus does not purport to be complete and is subject, and qualified in its entirety by reference, to the terms and provisions of the Company's Articles and Bylaws, as amended, copies of which are filed as exhibits to the Registration Statement.

   The Company has 50,000,000 Common Shares, no par value, authorized and 28,441,509 Shares were issued and outstanding as of December 31, 1996. Each Share is fully paid and nonassessable upon payment therefor and issuance. The Company has no preferred shares.

     Dividend Rights. The holders of Shares are entitled to receive such dividends as are declared by the Company's Board of Directors.

   Voting Rights. The Common Shares have the sole voting power to elect directors. Each Share is entitled to one vote on all matters submitted to a vote of Shareholders, including the election of directors. There is no cumulative voting. The Board of Directors is divided into three classes, as nearly equal in size as possible. The terms of one class of directors expire each year.

   Liquidation Rights. Upon any dissolution, liquidation or winding up of the Company, the holders of Shares are entitled to receive pro rata all of the Company's assets and funds remaining after payment of, or provision for, creditors.

     Preemptive Rights. Holders of Shares have no preemptive right to purchase or subscribe for any shares of capital stock of the Company.

   Repurchase of Shares and Restrictions on Transfer. In order that the Company may meet certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"), applicable to real estate investment trusts ("REITs"), the Company's Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of all the outstanding Shares. Shares owned by a person in excess of such amounts are referred to in the Bylaws and herein as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(h) of the Code). Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the Shares outstanding nevertheless may be Excess Shares.

   Holders of Excess Shares are not entitled to voting rights, dividends or distributions with respect to the Excess Shares. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by the Company of such exchange, dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to the Company upon demand.

   The Bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares shall be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date the Company exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Shares as determined in good faith by the Board of Directors or, if the Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National

Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice.

   Under the Bylaws any acquisition of Shares of the Company that would result in the disqualification of the Company as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer Shares to a person if, as a result of the acquisition, that person would own Excess Shares.

   The ownership limitations described above may have the effect of precluding changes in control of the Company, or preventing a transaction in which some or all Shareholders might receive a premium for sale of a large or control block of Shares.

     Transfer Agent and Registrar. The transfer agent and registrar for the common shares is First Union National Bank of North Carolina, Charlotte, North Carolina.

PLAN OF DISTRIBUTION

   The Shares sold under the Plan are being distributed directly by the Company rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to Participants in connection with purchases of Shares made directly from the Company under the Plan. Upon withdrawal by a Participant from the Plan by the sale of Shares held under the Plan, the Participant will receive the proceeds of such sale less any related brokerage commissions and any applicable transfer taxes.

   The Shares may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Virginia law and the Articles of Incorporation of the Company provide that the directors and officers of the Company shall have no liability to the Company or its Shareholders in certain actions by or in the right of the Company unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Generally, claimants must look solely to the Company's property for satisfaction of claims arising in connection with the affairs of the Company. The Articles of Incorporation provide that the Company shall indemnify any present or former director or officer against any expense or liability in an action brought against such person if the directors (excluding the indemnified party) determine in good faith that the director or officer was acting in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Company or its Shareholders, and that the liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

   The financial statements and schedule of Cornerstone Realty Income Trust, Inc. appearing in Cornerstone Realty Income Trust, Inc.'s Annual Report (Form
10-K) at December 31, 1995 and December 31, 1994, and for the two years then ended have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The statements of operations, shareholders' equity and cash flows of Cornerstone Realty Income Trust, Inc. for the year ended December 31, 1993 and the historical summary of operating revenue and expenses of Ashley Park Apartments for the year ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

   Certain Statements of Income and Direct Operating Expenses of Properties, incorporated by reference herein, have been incorporated herein in reliance on the reports of L. P. Martin & Company, P.C., and Dixon, Odum & Co., L.L.P., independent certified public accountants, also incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

LEGAL MATTERS


   Certain legal matters with respect to the legality of the Shares offered hereby will be passed upon by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, as counsel to the Company. McGuire, Woods, Battle & Boothe, L.L.P. also acts as counsel to Glade M. Knight, the company's Chief Executive Officer, and certain of his Affiliates. Leslie A. Grandis, a partner in McGuire, Woods, Battle & Boothe, L.L.P., is a Director of the Company.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                              AUTHORIZATION CARD


TO FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("Administrator"):

I hereby appoint you as my Administrator, subject to the Terms and Conditions of the Dividend Reinvestment and Share Purchase Plan of Cornerstone Realty Income Trust, Inc. ("Company"), set forth in the accompanying Prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on Company Shares and all my voluntary cash investments to purchase full Shares and fractional Shares of the Company.

This appointment relates only to the Shares held by me of record in the account listed below and all full Shares and fractional Shares acquired under the Plan. I understand that I may terminate my participation at any time by notifying you in writing. If the undersigned is a nominee participating in the Dividend Reinvestment and Share Purchase Plan on behalf of underlying beneficial owners, the undersigned agrees to participate on behalf of such beneficial owners in compliance with all relevant provisions of the Plan.

I wish to participate in the Dividend Reinvestment and Share Purchase Plan on the following basis (select one).

     [ ] FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name or held for me in the Plan by the Administrator. I may also make voluntary cash payments.

     [ ] PARTIAL  DIVIDEND  REINVESTMENT.  I want to reinvest  dividends on only
_____ Shares registered in my name. I understand that dividends on all Shares held for me in the Plan by the Administrator will be reinvested. I may also make voluntary cash payments.


My initial  voluntary  cash  investment  in the  following  amount is  enclosed:
$______________ (minimum $50, maximum $15,000 per quarter per Participant or beneficial owner on whose behalf a Participant acts). Check or money order should be made payable to "First Union National bank of North Carolina"

Please Print or Type:


   [_______________________] SOCIAL SECURITY NUMBER OR TAXPAYER ID NUMBER


   [___________________________________________] NAME(S) OF PARTICIPANT(S)
                                                 (AS IT APPEARS ON YOUR DIVIDEND
                                                   CHECK.)

-----------------------           ----------------------------------------------
STREET ADDRESS                    SIGNATURE(S) OF PLAN PARTICIPANT(S)


-----------------------           ----------------------------------------------
CITY     STATE     ZIP            TITLE IF SIGNING IN A REPRESENTATIVE CAPACITY


COUNTRY ________________          DATE _________________________________________


(  ) ________________ DAYTIME PHONE NUMBER

     MAIL TO: FIRST UNION NATIONAL BANK OF NORTH CAROLINA, TWO FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA 28288-1154, Attn: Shareholder Services Group,
                                                     Dividend Reinvestment Area

                   II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:


SEC registration fee...................    9,000
Printing and engraving fees............   30,000
Legal fees and expenses ...............   20,000
Accounting fees and expenses...........   10,000
Blue Sky fees and expenses ............    2,000
Miscellaneous..........................   10,000
                                        ---------
TOTAL..................................  $81,000
                                        =========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


   The Registrant has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $2 million (subject to a retention or "deductible" of $250,000). Directors' and officers' insurance insures (i) the directors and officers of the Registrant from any claim arising out of an alleged wrongful act by the directors and officers of the Registrant in their respective capacities as directors and officers of the Registrant, and (ii) the Registrant to the extent that the Registrant has indemnified the directors and officers for such loss.


   The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation require indemnification of officers and directors with respect to any action if the directors (other than the indemnified party) determine in good faith that the indemnified party's course of conduct was undertaken in good faith within what the indemnified party reasonably believed to be the scope of his authority and for a purpose he reasonably believed to be in the best interests of the Registrant or its Shareholders, except in the case of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a Shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

ITEM 16. EXHIBITS.

   The following exhibits are filed herewith, except as stated.


4.1 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc., as amended (Incorporated by reference to Exhibit
            3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

4.2 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended through April 26, 1995)(Incorporated by reference to Exhibit 3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered.

23.1        Consent of McGuire,  Woods,  Battle & Boothe,  L.L.P.  (included  in
            Exhibit 5).

23.2        Consent of Ernst & Young LLP.

23.3        Consent of KPMG Peat Marwick LLP.

23.4        Consent of L.P. Martin & Company, P.C.

23.5        Consent of Dixon, Odom & Co., L.L.P.

24.1        Power of Attorney of Glade M. Knight.

24.2        Power of Attorney of Stanley J. Olander, Jr.

24.3        Power of Attorney of Martin Zuckerbrod.

24.4        Power of Attorney of Harry S. Taubenfeld.

24.5        Power of Attorney of Penelope W. Kyle.

24.6        Power of Attorney of Glenn W. Bunting.



ITEM 17. UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on January 3, 1997.

                        CORNERSTONE REALTY INCOME TRUST, INC.


                        By: /s/ Stanley J. Olander, Jr., Chief Financial Officer
                            ----------------------------------------------------
                                Stanley J. Olander, Jr., Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE              DATE
              ---------                        -----              ----
/s/*
------------------------      Director and Chief
Glade M. Knight               Executive Officer              January 3, 1997

/s/*
------------------------      Director, Chief Financial
Stanley J. Olander, Jr        Officer and Secretary          January 3, 1997

/s/*
------------------------
Martin Zuckerbrod             Director                       January 3, 1997

/s/*
------------------------
Harry S. Taubenfeld           Director                       January 3, 1997


------------------------
Leslie A. Grandis             Director                       January 3, 1997

/s/*
------------------------
Glenn W. Bunting              Director                       January 3, 1997

/s/*
-----------------------
Penelope W. Kyle              Director                       January 3, 1997

*By: /s/ Stanley J. Olander, Jr.
--------------------------------
   Stanley J. Olander, Jr.,                                  January 3, 1997
    Attorney-in-Fact for
  the above-named persons

                                  EXHIBIT INDEX
          (EXCEPT AS STATED, THE FOLLOWING EXHIBITS ARE FILED HEREWITH)


EXHIBIT                                                           SEQUENTIAL
NUMBER                      DESCRIPTION                           PAGE NUMBER
------                      -----------                           -----------

4.1 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc., as amended (Incorporated by reference to Exhibit 3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

4.2 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended through April 26, 1995)(Incorporated by reference to
      Exhibit 3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered.

23.1  Consent  of  McGuire,   Woods,  Battle  &  Boothe,   L.L.P.
      (included in Exhibit 5).

23.2  Consent of Ernst & Young LLP.

23.3  Consent of KPMG Peat Marwick LLP.

23.4  Consent of L.P. Martin & Company, P.C.

23.5  Consent of Dixon, Odom & Co., L.L.P.

24.1  Power of Attorney of Glade M. Knight.

24.2  Power of Attorney of Stanley J. Olander, Jr.

24.3  Power of Attorney of Martin Zuckerbrod.

24.4  Power of Attorney of Harry S. Taubenfeld.

24.5  Power of Attorney of Penelope W. Kyle.

24.6  Power of Attorney of Glenn W. Bunting.